   As filed with the Securities and Exchange Commission on October 24, 2001
                                                      Registration No. 333-57954


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Post-Effective Amendment No. 1 to
                         Form S-3 Registration Statement
                        Under the Securities Act of 1933


                                    CRAY INC.
             (Exact name of registrant as specified in its charter)


                   WASHINGTON                     93-0962605

          (State or other jurisdiction         (IRS Employer of
         incorporation or organization)       Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                   Kenneth W. Johnson, Chief Financial Officer
                                    Cray Inc.
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                            (Name, address, including
                 zip code, and telephone and facsimile numbers,
                   including area code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

Approximate Date of Commencement of Proposed Sale to the Public: October 12, 2001. This Post-Effective No. 1 shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, as amended.

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Silicon Graphics, Inc., the selling shareholder, has informed us that it has sold in ordinary way brokerage transactions all of the remaining 140,000 shares of our common stock covered by the Prospectus, dated October 12, 2001, which is a part of this Registration Statement, and that it holds no more shares of our common stock.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement no. 333-57954 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 24, 2001.


                                            CRAY INC.


                                            By: /s/
                                            ------------------------------------
                                            James E. Rottsolk
                                            Chairman of the Board of Directors



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Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effictive amendment no. 1 to registration statement no. 333-57954 has been signed by the following persons in the capacities indicated below on the 24th day of October, 2001:


Signature and Title

/s/                                         *
--------------------------------------      ------------------------------------
James E. Rottsolk, Chairman of the          Daniel J. Evans, Director
Board of Directors

*                                           *
--------------------------------------      ------------------------------------
Burton J. Smith, Director                   Stephen C. Kiely, Director

*                                           *
--------------------------------------      ------------------------------------
Terren S. Peizer, Director                  Kenneth W. Kennedy, Director

*                                           *
--------------------------------------      ------------------------------------
David N. Cutler, Director                   William A. Owens, Director


*                                           /s/
--------------------------------------      ------------------------------------
Dean D. Thornton, Director                  Kenneth W. Johnson
                                            Chief Financial Officer
/s/
--------------------------------------
Douglas C. Ralphs, Chief Accounting
Officer

/s/                                         /s/
--------------------------------------      ------------------------------------
*James E. Rottsolk                          Michael P. Haydock, President,
Attorney-in-Fact                            Chief Executive Officer and Director


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